Exhibit 23.1 – Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 033-91022), Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Form S-8 No. 033-91022) and Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Form S-8 No. 033-91022) pertaining to the O’Reilly Automotive, Inc. Performance Incentive Plan;

(2)   Registration Statements (Form S-8 No. 333-59568 and 333-136958) and Post-Effective Amendment No. 1 (Form S-8 No. 333-59568 and 333-136958) pertaining to the O’Reilly Automotive, Inc. Profit Sharing and Savings Plan;

(3)   Registration Statement (Form S-8 No. 333-159351) and Post-Effective Amendment No. 1 (Form S-8 No. 333-159351) pertaining to the O’Reilly Automotive, Inc. 2009 Stock Purchase Plan and to the O’Reilly Automotive, Inc. 2009 Incentive Plan;

(4)   Registration Statement (Form S-8 No. 333-181364) pertaining to the O’Reilly Automotive, Inc. 2012 Incentive Award Plan and Post-Effective Amendment No. 1 (Form S-8 No. 333-181364) pertaining to the O’Reilly Automotive, Inc. 2012 Incentive Award Plan and to the O’Reilly Automotive, Inc. 2017 Incentive Award Plan; and

(5)   Registration Statement (Form S-3ASR No. 333-263144) pertaining to the offer from time to time of debt securities;

of our reports dated February 28, 2024, with respect to the consolidated financial statements of O’Reilly Automotive, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of O’Reilly Automotive, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of O’Reilly Automotive, Inc. and Subsidiaries for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Kansas City, Missouri

February 28, 2024